EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
HealthMarkets, Inc.:
We consent to the incorporation by reference in the following registration statements of HealthMarkets, Inc. and subsidiaries (the Company) (formerly UICI and subsidiaries) of our report dated March 18, 2009, with respect to the consolidated balance sheets of HealthMarkets, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income (loss), consolidated statements of stockholders’ equity and comprehensive income (loss), and consolidated statements of cash flows for each of the years in the three-year period ended December 31, 2008, and all related financial statement schedules, which report appears in the December 31, 2008 annual report on Form 10-K of HealthMarkets, Inc:
Registration Statement on Form S-8, No. 333-134171, pertaining to the HealthMarkets 2006 Management Option Plan and related Prospectus
Registration Statement on Form S-8, No. 333-133650, pertaining to the Amended and Restated HealthMarkets, Inc. Agents’ Total Ownership Plan, Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan, Amended and Restated HealthMarkets, Inc. Agents’ Contribution to Equity Plan and Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan and related Prospectus
Registration Statement on Form S-8/A, No. 033-77690, pertaining to UICI Restated and Amended 1987 Stock Option Plan and related Prospectus
Registration Statement on Form S-8, No. 333-116885, pertaining to UICI Employee Stock Ownership and Savings Plan and related Prospectus
Registration Statement on Form S-8, No. 333-19891, pertaining to the UICI 1987 Employee Stock Option Plan and related Prospectus
Registration Statement on Form S-8, No. 333-116887, pertaining to the UICI Agents’ Total Ownership Plan I and UICI Agency Matching Total Ownership Plan I, UICI Agents’ Total Ownership Plan II and UICI Agency Matching Total Ownership Plan II, UICI Agents’ Contribution to Equity Plan I and UICI Matching Agency Contribution Plan I, and UICI Agents’ Contribution to Equity Plan II and UICI Matching Contribution Plan II, and related Prospectus
Registration Statement on Form S-8, No. 333-156793, pertaining to the Amended and Restated HealthMarkets, Inc. Agents’ Total Ownership Plan, Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan, Amended and Restated HealthMarkets, Inc. Agents’ Contribution to Equity Plan, and Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan, and related Prospectus
Our report refers to the adoption by HealthMarkets, Inc. and subsidiaries, effective January 1, 2006, of the provisions of Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payment, and Securities and Exchange Commission Staff Accounting Bulletin No. 108 (SAB 108), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements. The Company used the one time special transition provisions of SAB 108 and recorded an adjustment to retained earnings effective January 1, 2006 for correction of prior period errors in recording deferred acquisition costs.
KPMG LLP
Dallas, Texas
March 18, 2009